Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-250810, 333-234812 and 333-217036) on Form S-1, registration statement (Nos. 333-261621, 333-251356, 333-229491, 333-229490 and 333-223353) on Form S-3 and registration statement (Nos. 333-262224, 333-255670, 333-238562, 333-233305, 333-229846, 333-218368, 333-215419, 333-210040, 333-204748, 333-191680 and 333-182704) on Form S-8 of our report dated March 9, 2023, with respect to the consolidated financial statements of Seelos Therapeutics, Inc.

/s/ KPMG LLP

Short Hills, NJ

March 9, 2023